UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 13, 2005

CHANNELL COMMERCIAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26040 Ynez Road, Temecula, California	92591
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (951) 719-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(7 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On June 13, 2005 Channell Commercial Corporation (the “Company”) entered into a third amendment (the “Amendment”) to the lease agreement governing the Company’s principal operating facility located at 26040 Ynez Road, Temecula, California (the “Lease”).

The Amendment is effective as of June 1, 2005, and was executed on June 13, 2005 by the Company, as lessee, and William H. Channell, Sr. and Jacqueline M. Channell, co-trustees of the Channell Family Trust dated June 29, 1990, as lessor.

The Channell Family Trust dated June 29, 1990 is a principal stockholder of the Company.  In their individual capacities, William H. Channell, Sr. currently serves as Chairman of the Board of the Company, and Jacqueline M. Channell currently serves as the Secretary and a Director of the Company.

Pursuant to the Amendment, the Company exercised its options to extend the term of the Lease for two consecutive five year periods.  The term of the Lease now expires December 31, 2015, unless earlier terminated pursuant to the provisions of the Lease.  The Amendment also postpones until August 1, 2007 annual Consumer Price Index (“CPI”)-based adjustments to the rent payable under the Lease.  The CPI-based adjustments had been scheduled to commence on August 1, 2005.  In lieu of the CPI-based adjustments, the monthly rent due under the Lease will be increased by a fixed amount of $4,100 starting January 1, 2006.

Item 9.01.              Financial Statements and Exhibits.

 (c)          Exhibits.

Exhibit No.	Description

Exhibit 99.1

Third Amendment to Lease, made effective as of June 1, 2005, between William H. Channell Sr. and Jacqueline M. Channell, as co-trustees of the Channell Family Trust dated June 29, 1990, and Channell Commercial Corporation.

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1

Third Amendment to Lease, made effective as of June 1, 2005, between William H. Channell Sr. and Jacqueline M. Channell, as co-trustees of the Channell Family Trust dated June 29, 1990, and Channell Commercial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELL COMMERCIAL CORPORATION

(Registrant)

Date: June 13, 2005

/s/ William H. Channell, Jr

William H. Channell, Jr
President and Chief Executive Officer